Exhibit 31.1

Pursuant to the requirements of Rule 13a-14 of the Securities Exchange Act of 1934, as amended, provides the following certifications.

 I, William A. Sawyer, certify that:

      1. I have reviewed this annual report on Form 10-K/A of Lucas Energy, Inc.;

      2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to  make the statements made, in light of the circumstances under which such  statements were made, not misleading with respect to the period covered by this report;

Date: July 29, 2009

/s/ William A. Sawyer

 William A. Sawyer

 Chief Executive Officer